                                                                    EXHIBIT 10.9

                                 REVOLVING NOTE

$30,000,000.00                                         San Francisco, California
                                                           Date: August 27, 1999


        ORGANIC, INC., a Delaware corporation ("Borrower"), for value received, hereby unconditionally promises to pay to OMNICOM GROUP INC., a New York corporation ("Lender"), in lawful money of the United States of America and in immediately available funds at the office of the Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Loans (such Revolving Loans made by Lender being referred to herein as the "Lender Advances") evidenced hereby become due and payable pursuant to the terms of the Loan Agreement defined below), the aggregate principal amount of Thirty Million Dollars ($30,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans made or maintained by Lender pursuant to the Loan Agreement (as defined below).

        This revolving note (the "Revolving Note") (a) is the Revolving Note referred to in that certain Loan Agreement dated as of August 27, 1999 (as the same may from time to time be amended, modified or supplemented or restated, the "Loan Agreement"), by and between Borrower and Lender. All capitalized terms used but not defined herein shall have the meaning given to them in the Loan Agreement and (b) is subject to the provisions of the Loan Agreement.

        1. INTEREST RATE. Borrower further promises to pay interest on the sum of the daily unpaid principal balance of Lender Advances outstanding on each day in lawful money of the United States of America, from the date of this Note until all such principal amounts shall have been repaid in full, which interest shall be payable at the rates per annum and on the dates determined pursuant to the Loan Agreement.

        2. PLACE OF PAYMENT. All amounts payable hereunder shall be payable by wire transfer to Lender in the manner set forth in SECTION 2.2.2 of the Loan Agreement, or in such other manner as may be specified by Lender in writing.

        3. APPLICATION OF PAYMENTS; ACCELERATION.

                (a) Payments on this Note shall be applied in the manner set forth in the Loan Agreement. Without limiting the generality of SECTION 1 of this Note, the Loan Agreement contains provisions for acceleration of the maturity of the principal amount of Lender Advances upon the occurrence of certain stated events.

                (b) The date and amount of each Lender Advance made by Lender to Borrower pursuant to the Loan Agreement and the date and amount of each payment or prepayment of principal thereof shall be recorded by Lender on its books and records. Each such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of information so recorded. The failure of Lender to make any recordation (or error therein) shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable thereunder.

                (c) Any principal repayment not paid when due or within the applicable cure period, if any, whether at stated maturity, by acceleration or otherwise, shall, at the option of Lender, thereafter bear interest at the default rate determined pursuant to SECTION 2.6 of the Loan Agreement.

        4. SECURED NOTE. The full amount of this Revolving Note is secured by the Collateral identified and described as security therefor and guaranteed as provided in the Loan Documents executed by and delivered by Borrower. Reference is hereby made to the Loan Documents for the nature and extent of such security and guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Revolving Note in respect thereof. Borrower shall not, directly or indirectly, suffer or permit to be created or to remain, and shall promptly discharge, any lien on or in the Collateral, or in any portion thereof, except as expressly permitted in the Loan Documents.

        5. EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, all unpaid principal, accrued interest and other amounts owing hereunder shall be collectible by Lender pursuant to the Loan Agreement, the other Loan Documents and applicable law.

        6. WAIVER.

                (a) All parties now and hereafter liable with respect to this Note, whether maker, payor, principal, surety, guarantor, endorser or otherwise, hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and all other notices of any kind, and shall pay all reasonable costs of collection when incurred by or on behalf of Lender, including, without limitation, reasonable attorneys' costs and expenses.

                (b) The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

        7. GOVERNING LAW. This Revolving Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

        8. SUCCESSORS AND ASSIGNS. The provisions of this Revolving Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

BORROWER                                ORGANIC, INC.,
                                        a Delaware corporation


                                        By: /s/ SUSAN FIELD
                                           ----------------------------------
                                        Printed Name: Susan Field
                                                      -----------------------
                                        Title: Executive Vice President and
                                               ------------------------------
                                               Chief Financial Officer
                                               ------------------------------




                                       2